UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 18, 2021

CenturyLink, Inc.

(Exact name of registrant as specified in its charter)

Louisiana	001-07784	72-0651161
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

100 CenturyLink Drive Monroe, Louisiana	71203
(Address of registrants’ principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (318) 388-9000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of Each Class	Trading Symbol(s)	Name of Each Exchange on Which Registered
Common Stock, par value $1.00 per share	LUMN	New York Stock Exchange
Preferred Stock Purchase Rights	N/A	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 5.02	Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers

(b) Following discussions over the past several weeks regarding succession planning and potential retirement, Eric J. Mortensen, 62, Senior Vice President and Controller (and principal accounting officer) and management mutually agreed upon Mr. Mortensen’s retirement from Lumen Technologies* (the “Company”). On January 18, 2021 Mr Mortensen informed the Company of his decision to retire from the Company effective on or about May 14, 2021. Mr. Mortensen has been in a Controller role with Lumen Technologies and its predecessor companies for more than 24 years.

(c) The Company has named Andrea Genschaw as Mr. Mortensen’s successor and plans to appoint her as Senior Vice President and Controller (and principal accounting officer) effective upon Mr. Mortensen’s retirement on or about May 14, 2021. Ms. Genschaw, 46, has served as the Company’s Vice President and Assistant Controller since 2019. Prior to that role, Ms. Genschaw was the Assistant Controller of Level 3 Communications, Inc. (“Level 3”) from 2010 through its merger with Lumen. Before joining Level 3, Ms. Genschaw had significant public company financial reporting experience, working for PricewaterhouseCoopers (PwC), in various capacities, from 1996 - 2002 and 2004 - 2010. From 2002 - 2004, Ms. Genschaw was selected to be a Professional Accounting Fellow with the Division of Corporation Finance at the U.S. Securities and Exchange Commission.

In consideration of her new responsibilities and anticipated appointment, the Human Resources and Compensation Committee approved certain adjustments to Ms. Genschaw’s compensation arrangements. Effective January 10, 2021, Ms. Genschaw will earn a base salary of $315,000 per year, will be eligible to earn a target short-term incentive award of 65% of her base salary, and an annual long-term incentive (“LTI”) award. Lumen’s annual LTI awards for officers and key employees are typically granted in February. Ms. Genschaw’s target LTI for the 2021 grant cycle will be $350,000.

Forward-Looking Statements

Except for historical and factual information, the matters set forth in this Current Report on Form 8-K identified by words such as “expects,” “believes,” “will” and similar expressions are forward-looking statements as defined by the federal securities laws, and are subject to the “safe harbor” protections thereunder. These forward-looking statements are not guarantees of future results and are based on current expectations only, and are subject to uncertainties, including the completion of documentation of the above-described arrangements. Actual events and results may differ materially from those anticipated by us in those statements. We may change our intentions or plans discussed in our forward-looking statements without notice at any time and for any reason.

*

The Company launched the “Lumen” brand on September 14, 2020. As a result, CenturyLink, Inc. is referred to as “Lumen Technologies”, or simply “Lumen”. The legal name CenturyLink, Inc. is expected to be formally changed to Lumen Technologies, Inc. on January. 22, 2021. Effective as of January 22, 2021, the CUSIP number for the company’s common stock is scheduled to change to 550241 103.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits:

Exhibit No.	Description

104	Cover Page Interactive Data File (formatted in iXBRL in Exhibit 101).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, CenturyLink, Inc. has duly caused this Current Report to be signed on its behalf by the undersigned officer hereunto duly authorized.

CenturyLink, Inc.

By:	/s/ Stacey W. Goff
Stacey W. Goff
Executive Vice President, General Counsel and Secretary

Dated: January 20, 2021